Exhibit 99.1

October 22, 2020

USD Partners Announces Quarterly Distribution and Third Quarter 2020 Earnings Release Date

HOUSTON - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today that the Board of Directors of its general partner declared a quarterly cash distribution of $0.111 per unit for the third quarter of 2020 ($0.444 per unit on an annualized basis), the same amount as distributed in the prior quarter. The distribution is payable on November 13, 2020, to unitholders of record at the close of business on November 3, 2020.

Third Quarter 2020 Earnings Release Date and Conference Call Information

The Partnership plans to report third quarter 2020 financial and operating results after market close on Wednesday, November 4, 2020. The Partnership will host a conference call and webcast regarding third quarter 2020 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Thursday, November 5, 2020.

To listen live over the Internet, participants are advised to log on to the Partnership’s website at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 7506289. Participants are advised to dial in at least five minutes prior to the call.

An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 7506289. In addition, a replay of the audio webcast will be available by accessing the Partnership’s website after the call is concluded.

About USD Partners LP
USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by US Development Group, LLC (“USDG”) to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts with primarily investment grade customers, including major integrated oil companies, refiners and marketers. The Partnership’s principal assets include a network of crude oil terminals that facilitate the transportation of heavy crude oil from Western Canada to key demand centers across North America. The Partnership’s operations include railcar loading and unloading, storage and blending in on-site tanks, inbound and outbound pipeline connectivity, truck transloading, as well as other related logistics services. In addition, the Partnership provides customers with leased railcars and fleet services to facilitate the transportation of liquid hydrocarbons and biofuels by rail.
USDG, which owns the general partner of USD Partners LP, is engaged in designing, developing, owning, and managing large-scale multi-modal logistics centers and energy-related infrastructure across North America. USDG solutions create flexible market access for customers in significant growth areas and key demand centers, including Western Canada, the U.S. Gulf Coast and Mexico. Among other projects, USDG, along with its partner Gibson Energy, Inc., is pursuing long-term solutions to transport heavier grades of crude oil produced in Western Canada through the construction of a Diluent Recovery Unit at the Hardisty terminal, which is expected to be placed into service in the second quarter of 2021. USDG is also currently pursuing the development of a premier energy logistics terminal on the Houston Ship Channel with capacity for substantial tank storage, multiple docks (including barge and deepwater), inbound and outbound pipeline connectivity, as well as a rail terminal with unit train capabilities. For additional information, please visit texasdeepwater.com. Information on USDG’s website is not part of this press release.

Qualified Notice to Nominees
This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that we believe that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the amount and timing of the Partnership’s third quarter 2020 cash distribution and the business prospects of the Partnership and USDG. Words and phrases such as “plans,” “will,” “pursuing,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. The current economic downturn and pandemic introduces unusual risks and an inability to predict all risks that may impact the Partnership’s business. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in its subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Adam Altsuler, (281) 291-3995
Senior Vice President and Chief Financial Officer

Jennifer Waller, (832) 991-8383
Director, Financial Reporting and Investor Relations